Exhibit 23.2



                         Consent of Roger L. Fidler, Esq.

                                   CONSENT


     I, Roger L. Fidler, hereby consent to the use of my opinion dated October 31, 1999, and my name under the caption "Legal Matters" in the SB-2 Registration Statement and prospectus, and any amendments thereto, as filed with the Securities and Exchange Commission. of Kingsgate Acquisitions, Inc. to be filed with the Securities and Exchange Commission.






                                             /s/Roger L. Fidler
                                             ---------------------
                                             Roger L. Fidler



    Dated: October 31, 1999